Exhibit 21.1

SUBSIDIARIES OF XO COMMUNICATIONS, INC.	STATE OF INCORPORATION
ITC	Utah
LHP Equipment, Inc.	Delaware
V&K Holdings, Inc.	Delaware
XOFACQ, Inc.	Delaware
XO Alabama, Inc.	Washington
XO Arizona, Inc.	Washington
XO Asia Limited	Hong Kong
XO California, Inc.	Washington
XO Colorado, LLC	Washington
XO Connecticut, Inc.	Washington
XO Delaware, Inc.	Washington
XO Domestic Holdings, Inc.	Delaware
XO D.C., Inc.	Washington
XO Florida, Inc.	Washington
XO Georgia, Inc.	Washington
XO Global Communications, Inc.	Delaware
XO Hawaii, Inc.	Washington
XO Idaho, Inc.	Washington
XO Illinois, Inc.	Washington
XO Indiana, Inc.	Washington
XO Interactive, Inc.	Washington
XO International Holdings, Inc.	Delaware
XO Kansas, Inc.	Washington
XO Kentucky, Inc.	Washington
XO LMDS Holdings No. 1, Inc.	Nevada
XO Network Services, Inc. (f/k/a XO Long Distance Services, Inc.)	Washington
XO Louisiana, Inc.	Washington
XO Maine, Inc.	Washington
XO Management Services, Inc.	Washington
XO Maryland, LLC	Washington
XO Massachusetts, Inc.	Washington
XO Michigan, Inc.	Washington
XO Minnesota, LLC	Washington
XO Mississippi, Inc.	Washington
XO Missouri, Inc.	Washington
XO Nevada Merger Sub, Inc.	Delaware

XO New Hampshire, Inc.	Washington
XO New Jersey, Inc.	Washington
XO New Mexico, Inc.	Washington
XO New York, Inc.	Washington
XO North Carolina, Inc.	Washington
XO Ohio, Inc.	Washington
XO One, Inc.	Delaware
XO Oregon, Inc.	Washington
XO Pennsylvania, Inc.	Washington
XO Rhode Island, Inc.	Washington
XO Services, Inc.	Delaware
XO South Carolina, Inc.	Washington
XO Tennessee, Inc.	Washington
XO Texas, Inc.	Washington
XO Utah, Inc.	Washington
XO Virginia, LLC	Washington
XO Washington, Inc.	Washington
XO West Virginia, Inc.	Washington
XO Wisconsin, Inc.	Washington
Telecommunications of Nevada LLC (40%)	Delaware

SUBSIDIARIES OF XO DOMESTIC HOLDINGS, INC.
XO Mindshare, LLC	Washington
XO Intercity Holdings No. 1, LLC	Washington

SUBSIDIARIES OF XO INTERNATIONAL HOLDINGS, INC.
XO International, Inc.	Delaware
Nextlink Global ASP (Denmark)	Denmark

SUBSIDIARIES OF XO MANAGEMENT SERVICES, INC.
XO Management Services Nevada, Inc.	Washington

SUBSIDIARIES OF XO INTERCITY HOLDINGS NO.1, LLC
XO Intercity Holdings No. 2, LLC	Delaware
XO Data Services, LLC	Delaware

SUBSIDIARIES OF XO NEVADA MERGER SUB., INC.
Telecommunications of Nevada LLC (50%)	Delaware

SUBSIDIARIES OF XO LONG DISTANCE SERVICES, INC.
XO Long Distance Services (Virginia), LLC	Washington